SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported) -April 27, 2000.
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                                  CAPRIUS, INC.
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             (Exact name of registrant as specified in its charter)


         Delaware                    0-11914                   22-2457487
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(State or other jurisdiction    (Commission File Number)     (IRS Employer
    of Incorporation)                                        Identification No.)


     One Parker Plaza  Fort Lee, New Jersey                      07024
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(Address of principal executive offices)                       (zip code)


      Registrant's telephone number, including area code - (201) 592-8838
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                                 Not Applicable
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          (Former Name or Former Address, if changed since last report)


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ITEM 5.  OTHER EVENTS.

                  On April 27, 2000 Caprius, Inc. ("the Company"), completed a private placement offering (the "Placement") in which it sold 650,000 units ("Units") and received gross proceeds of $1,950,000. The Company offered the Units at a price of $3.00 per Unit to several "accredited investors," as such term is defined in Regulation D under the Securities Act of 1933, as amended, pursuant to a Stock Purchase Agreement. Each Unit consists of (i) three (3) shares of Common Stock, $.01 par value (the "Common Stock"), of the Company,
(ii) four (4) redeemable Series A Warrants and (iii) two (2) redeemable Series B Warrants. Each Series A Warrant gives the holder the right to purchase one share of the Company's Common Stock at a price of $.50 and is exercisable for five years. Each Series B Warrant gives the holder the right to purchase one share of Common Stock at a price of $.75 and is exercisable for five years. The Company will use the Placement proceeds to repay portions of its indebtedness and for working capital.

                  The Company separately agreed to give the principal investors in the Placement, who collectively purchased 451,000 of the Units (the "Principal Investors"), the right to designate two members of the Board of Directors (the "Designees"), one of whom also shall be appointed to the Compensation Committee of the Board of Directors; provided, however, the Designees are reasonably acceptable to the current Board of Directors. The Designees, Mr. Shrikant Mehta and Mr. Sanjay Mody shall be added to the Board of Directors to fill vacancies created by the resignations of Jack Nelson and Enrique Levy pursuant to the terms of the Placement. At each meeting of stockholders for the election of directors held at any time prior to March 27, 2003, the Company shall include the two Designees or their substitutes on the management slate of directors, subject to certain conditions.

                  The Principal Investors separately agreed to vote all of their shares of Common Stock, which they beneficially own as of the applicable record date, for Mr. Jonathan Joels and Mr. George Aaron, both current directors of the Company, at each meeting of stockholders or in any consent in lieu of a meeting of stockholders with respect to the election of directors held at any time prior to March 27, 2003. Mr. Joels and Mr. Aaron reciprocally agreed to vote all of their shares of Common Stock, which they beneficially own as of the applicable record date, for the Designees, at each meeting of stockholders or in any consent in lieu of a meeting of stockholders with respect to the election of directors held at any time prior to March 27, 2003.

                  In consideration of their participation in the Placement, the Company separately agreed to give the Principal Investors preemptive rights for a period of three years with respect to their interest in the Company, such that, to the extent of their current interest in the Company, the Principal Investors each have the right to participate in any sale, for cash, by the Company of its Common Stock or shares of preferred stock or other securities (the "Derivative Securities") that are exercisable for, convertible into or exchangeable for shares of Common Stock in a private placement transaction pursuant to the exemption from registration under Regulation D of the Securities Act of 1933 financing of the Company, subject to certain exceptions.

                  The Company also agreed to provide the Principal Investors with most favorable investors rights, such that if any greater rights are


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received by the holders of the next rounds of equity financing of the Company occurring within one year after the date of purchase ("Subsequent Investments"), subject to certain exceptions, the Company would put the Principal Investors in the same position as the holders of any Subsequent Investments. Furthermore, in the event that any Subsequent Investment is at a price per share of less than the equivalent of $0.722 per share of Common Stock (i.e., less than $0.722 per share of equity security (including exercise price, if any) exercisable for or convertible into one share of the Company's Common Stock), then the Company would issue to Mr. Mehta, without additional consideration, the number of shares of Common Stock that he would have received if he had made his investment in the Placement as a Subsequent Investment.

                  Additionally, in consideration for his participation in the Placement, the Company separately agreed to grant Mr. Mehta options to purchase 500,000 shares of the Company's Common Stock, exercisable at $1.00 per share for a period of three years.

                  As of April 27, 2000, the number of outstanding shares of the Company's Common Stock was increased to 15,700,517 shares, excluding shares underlying Derivative Securities.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits.

10.1     Form of Stock Purchase Agreement
10.2     Form of Series A Warrant
10.3     Form of Series B Warrant
10.4 Letter Agreement, dated March 27, 2000, between the Company and certain purchasers.
10.5 Letter Agreement, dated March 29, 2000, between the Company and certain purchasers.
99.1     Press Release, dated April 27, 2000


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Caprius, Inc.
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                                        (Registrant)


                                        By: /s/ Jonathan Joels
                                          -------------------------------------
                                          Jonathan Joels,
                                          Vice President

April 27, 2000


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                                  EXHIBIT INDEX

EXHIBIT

10.1     Form of Stock Purchase Agreement
10.2     Form of Series A Warrant
10.3     Form of Series B Warrant
10.4 Letter Agreement, dated March 27, 2000, between the Company and certain purchasers.
10.5 Letter Agreement, dated March 29, 2000, between the Company and certain purchasers.
99.1     Press Release, dated April 27, 2000